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                                                                    EXHIBIT 10.8




                             TENNECO AUTOMOTIVE INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

                                  PLAN DOCUMENT












                                                     Effective: November 4, 1999


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                             TENNECO AUTOMOTIVE INC.

                      EXECUTIVE INCENTIVE COMPENSATION PLAN

     Section 1. Establishment and Purpose

         1.1 Establishment of the Plan. Tenneco Inc., a Delaware corporation to be renamed Tenneco Automotive Inc., hereby establishes the "TENNECO AUTOMOTIVE INC. EXECUTIVE INCENTIVE COMPENSATION PLAN" (The "Plan"), set forth herein, effective immediately following completion of the spin-off of Tenneco Packaging Inc. (to be renamed Pactiv Corporation) to the stockholders of Tenneco Inc. on November 4, 1999 (the "Effective Date").

         1.2 Purpose. The objectives of the Plan are to:

         (a) Reinforce a results-oriented management culture with executive pay that varies according to corporate, division, and individual performance against aggressive goals.

         (b) Provide incentives, in the form of substantial reward potential, for executives to remain employees of the Company.

         (c) Focus on business results that include financial measures such as net income, cash flow, working capital, and economic value added (EVA) with improvement in quality, safety, environmental, risk management, effective leadership and equal employment opportunities performance.

         (d) De-emphasize fixed compensation in the form of base salary and place greater emphasis on variable performance-based compensation.

         (e) Provide key executives with competitive levels of total current compensation and incentive earning opportunities commensurate with the results achieved and individual performance.

         (f) Provide plans that are simple and easy to describe and understand.

     Section 2. Plan Definitions

         (a) COMPANY means Tenneco Automotive Inc. and any successor employer which adopts the Plan and any subsidiary corporation designated by the Board as eligible to participate in the Plan; except that when used with reference to authority under this Plan, Company shall mean Tenneco Automotive Inc. exclusively.

         (b) BOARD means the Board of Directors of the Company.



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         (c) COMPENSATION/NOMINATING/GOVERNANCE COMMITTEE or COMMITTEE means those members of the Compensation/Nominating/Governance Committee of the Board who are not employees of the Company. This Committee is charged with the overall responsibility for this Plan.

         (d) CORPORATE means the entity which is responsible for the overall management and staff support functions of the Company.

         (e) DIVISION means each operating organizational entity which, through the conduct of its business, produces revenues for the Company.

         (f) EXECUTIVE means a regular, full-time salaried employee of the Company who is in a position meeting the defined eligibility criteria for participation in the Plan.

         (g) PARTICIPANT means an executive who has been approved for participation in the Plan.

         (h) EFFECTIVE DATE has the meaning set forth in Section 1.1, above.

         (i) PLAN YEAR means the calendar year.

         (j) SALARY GRADE means the position classification assigned to the Participant in accordance with the position evaluation system adopted by Tenneco Automotive Inc. for Plan purposes.

         (k) EICP Objectives means the "Target" (Budget) level of financial objectives (e.g., net income, cash flow, and economic value added (EVA) or other operating measurements for the Plan Year, assigned annually by the Company to each Strategic Business Unit (SBU). This represents the expected level of achievement for the Plan Year. The target goal (budget) for Corporate will be the Company's consolidated operating measurements.

         (l) INDIVIDUAL INCENTIVE TARGET AWARD means the anticipated individual incentive award to be allocated to a Participant in the event EICP objectives are met and his/her individual performance is fully satisfactory. The schedule of individual incentive target awards applicable to the various salary grades shall be determined by the Company.

     Section 3. Eligibility and Participation

         3.1 Eligibility and Participation. Eligibility for participation in the Plan will be limited to those key executives who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of the Company. The Company will receive recommendations for participation from SBU senior leadership and appropriate Corporate staff officers. Each such nominated executive shall become a Participant upon being approved by the Company. All such executives approved for participation shall be notified of their selection as soon as practical following approval.

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         3.2 Cessation of Participation. The Company may withdraw its approval of an existing position at any time during the Plan Year. Participants whose employment is terminated during the Plan Year for reasons other than disability, death, or retirement under a Company retirement plan shall forfeit participation in the Plan unless otherwise authorized by the Company. At the sole discretion of the Company, participation may be prorated for participants who become disabled, die, retire or are assigned to a non-eligible position during the Plan Year.

     Section 4. Fund Generation

         4.1 SBU/Corporate Incentive Amounts. Annually, the Company shall establish SBU and Corporate EICP Objectives (Target/Budget) applicable to each participating Division. In addition, the Company shall determine for each participating SBU a target incentive amount equal to the sum of individual incentive targets. The Company may adjust the target incentive amount during the Plan Year to accommodate the admission or elimination of Participants to the Plan and to incorporate adjustments to individual incentive targets of Participants whose salary grade changes during the Plan Year. SBU and Corporate incentive funds will be determined based on the budgeted financial objectives (e.g., net income, cash flow, and EVA) with each weighted to reflect appropriate emphasis.

The size of the incentive fund applicable to each Division will be determined as follows:

         FINANCIAL OBJECTIVES

         A preliminary fund will be established based on performance against financial objectives from the Annual Operating Plan (AOP).

         - Performance on AOP will generate a fund equal to the sum of individual target awards.

         - Performance below AOP will result in a pro-rated incentive fund as determined by Tenneco Automotive Inc. taking into consideration the reasons that AOP was not attained.

         - Performance above AOP may result in a higher than target level fund as determined by Tenneco Automotive Inc. taking into consideration the reasons that AOP was exceeded.

         NON-FINANCIAL OBJECTIVES

              Quantitative Adjustments

              Once the preliminary fund is established, the following quantitative adjustment factors will be applied to determine a final incentive fund:

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         -    Working Capital Performance

         -    Environmental Performance

         -    Safety & Health Performance

         -    Quality Performance

         -    EEO Performance

         Each of these quantitative adjustment factors will be applied a maximum of 5% for a total increase/decrease to the fund of as much as 25%.

         Qualitative Adjustments

         The following qualitative adjustment factors for overall leadership will also be applied:

         -    Global Market Development

         -    Customer Satisfaction

         -    Employee Satisfaction

         -    Leadership Development (Recruiting/Staffing/Training)

         -    Operational Considerations (Quality of Earnings)

         These qualitative factors will be applied a maximum of 2% for a total increase/decrease to the fund as much as 10%.

         4.2 Committee Authority. The Committee shall have the right at any time in its sole discretion to modify, eliminate or withdraw for such period or periods as it may determine, the incentive amounts, in part or in whole, to be made available under this Section 4 for payment of awards to any or all participating Corporate or SBU entities or any Participant or Participants hereunder.

     Section 5. Determination of Individual Awards

         5.1 Determination of Individual Awards. Annually, the Committee shall determine the Salary Grade applicable to the Chairman and CEO of the Company and the Company shall determine the Salary Grade applicable to all other Participants. Each Participant's individual incentive target award will be determined by the Company.

         5.2 Determination of Individual Incentive Awards. Actual individual awards to be paid to Participants will vary above or below the assigned individual incentive target awards dependent upon each individual's performance in accordance with guidelines prescribed by the Company. The actual award to a Participant must be approved by both the Company and the Committee (or only the Committee for awards applicable to the Chairman and President of the Company) and shall not exceed 100% of the Participant's annual base salary without approval of the Committee.

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     Section 6. Form of Timing of Awards

         The actual awards to be paid to Participants in accordance with Section
5.2 shall be paid in cash as soon as practical once final operating performance is available.

     Section 7. Administration

         This Plan shall be administered by the Company in accordance with rules that may be established from time to time by the Compensation/Nominating/Governance Committee. The determination of the Company as to any disputed question arising under this Plan, including any question of construction or interpretation, shall be final, binding, and conclusive upon all persons.

     Section 8. Amendment and Termination

         The Committee, in its absolute discretion and without notice, may at any time and from time to time modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely.

     Section 9. Applicable Laws

         This Plan shall be construed, administered and governed in all respects under and by the laws of the State of Illinois.

         IN WITNESS WHEREOF, the Company has caused the Plan to be executed on its behalf by its respective officers thereunder duly authorized, on this day and year set forth below.

                                                 TENNECO INC.
                                                 (TO BE RENAMED
                                                 TENNECO AUTOMOTIVE INC.)


Date: November 4, 1999                           /s/ Richard P.  Schneider
                                                 -------------------------

                                                 By: Richard P. Schneider

                                                 Its: SVP-Global Administration

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